                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Black Hills Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                                625 NINTH STREET
                         RAPID CITY, SOUTH DAKOTA 57701

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 11, 1999

                             ---------------------

To the Shareholders of
 Black Hills Corporation:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of Common Stock of BLACK HILLS CORPORATION (herein called the Company) will be held at the Journey Museum, 222 New York Street, Rapid City, South Dakota, on Tuesday, May 11, 1999, commencing at 9:30 A.M. local time, for the following purposes:

    1. To elect three Class I Directors to serve until the Annual Meeting of Shareholders in 2002;

    2. To consider and act on a proposal authorizing the Black Hills Corporation 1999 Stock Option Plan;

    3. To ratify the appointment of Arthur Andersen LLP to serve as independent auditors of the Company for the year 1999; and

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on March 12, 1999, are entitled to notice of and to vote at the meeting or any adjournment thereof.

    All shareholders are cordially invited to attend the meeting. Please complete, date, sign, and return the accompanying form of proxy. A return envelope is enclosed which requires no postage if mailed in the United States. We appreciate your giving this matter your prompt attention.

                                          By Order of the Board of Directors
                                          ROXANN R. BASHAM
                                          VICE PRESIDENT -- FINANCE
                                          AND CORPORATE SECRETARY/TREASURER

Dated:  March 22, 1999

                                     [LOGO]

                                625 NINTH STREET
                         RAPID CITY, SOUTH DAKOTA 57701

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    A proxy in the accompanying form is solicited by the Board of Directors of Black Hills Corporation, a South Dakota corporation (the Company), to be voted at the Annual Meeting of Shareholders of the Company to be held Tuesday, May 11, 1999, and at any adjournment thereof.

    The enclosed form of proxy, when executed and returned, will be voted as set forth therein. Any shareholder signing a proxy has the power to revoke the same in writing, addressed to the Secretary of the Company, or in person at the meeting at any time before the proxy is exercised.

    All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting. Shares voted as abstentions on any matter (or as "withhold authority" as to Directors) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

    The Company will bear all costs of the solicitation. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone, fax, or in person. Kissel-Blake Inc. has been retained by the Company to assist in the solicitation of proxies at an anticipated cost of $3,000 plus out-of-pocket expenses. Also, the Company will, upon request, reimburse brokers or other persons holding stock in their names or in the names of their nominees for reasonable expenses in forwarding proxies and proxy material to the beneficial owners of stock.

    This Proxy Statement and the accompanying form of proxy are to be first mailed on March 22, 1999. The Company's Annual Report to Shareholders and Form 10-K for the year 1998 is being mailed to shareholders with this proxy statement.

                      VOTING RIGHTS AND PRINCIPAL HOLDERS

    Only shareholders of record at the close of business on March 12, 1999, will be entitled to vote at the meeting. The outstanding voting stock of the Company as of such record date consisted of 21,447,315 shares of Common Stock.

    Each outstanding share of Common Stock is entitled to one vote. Cumulative voting is permitted in the election of Directors. Each share is entitled to three votes, one each for the election of three Directors, and the three votes may be cast for a single person or may be distributed among two or three persons.

    The Company is not aware of any person or group who is the beneficial owner of more than five percent of the Company's Common Stock.

                                     ITEM I
                             ELECTION OF DIRECTORS

    In accordance with the Bylaws and Article Fifth of the Restated Articles of Incorporation, the Company's Directors are elected to three classes of staggered terms consisting of three years each. At this Annual Meeting of Shareholders, three Directors will be elected to Class I of the Board of Directors to hold office for a term of three years until the Annual Meeting of Shareholders in 2002 and until their respective successors shall be duly elected and qualified.

    Each of the nominees for Director is presently a member of the Board of Directors of the Company. The proxy attorneys will vote your stock for the election of the three nominees for Director listed below, unless otherwise instructed. If, at the time of the meeting, any of such nominees shall be unable to serve in the capacity for which they are nominated or for good cause will not serve, an event which the Board of Directors does not anticipate, it is the intention of the persons designated as Proxy Attorneys to vote, at their discretion, for nominees to replace those who are unable to serve. The affirmative vote of a majority of the common shares present and entitled to vote with respect to the election of Directors is required for the election of the nominees to the Board of Directors.

    The following information, including principal occupation or employment for the past five or more years, is furnished with respect to each of the following persons who are nominated as Class I Directors, each to serve for a term of three years to expire in 2002.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING
NOMINEES:

              NOMINEES FOR ELECTION UNTIL 2002 ANNUAL MEETING -- CLASS I

                    NAME, AGE, PRINCIPAL OCCUPATION FOR                       DIRECTOR
                  LAST FIVE YEARS AND OTHER DIRECTORSHIPS                       SINCE
----------------------------------------------------------------------------  ---------
GLENN C. BARBER, 65                                                             1984
 President and Chief Executive Officer, Glenn C. Barber & Associates Inc.
 (a general construction company), Rapid City, South Dakota

BRUCE B. BRUNDAGE, 63                                                           1986
 President and Director, Brundage & Company (a firm specializing in corporate financing), Englewood, Colorado; Director, Vicorp Restaurants,
 Inc., Denver, Colorado

KAY S. JORGENSEN, 48                                                            1992
 Co-owner and Vice President, Jorgensen-Thompson Creative Broadcast
 Services, Spearfish, South Dakota


            DIRECTORS WHOSE TERMS EXPIRE AT 2000 ANNUAL MEETING -- CLASS II

                    NAME, AGE, PRINCIPAL OCCUPATION FOR                       DIRECTOR
                  LAST FIVE YEARS AND OTHER DIRECTORSHIPS                       SINCE
----------------------------------------------------------------------------  ---------
DANIEL P. LANDGUTH, 52                                                          1989
 Chairman, President, and Chief Executive Officer of the Company; Director,
 Rapid City Regional Hospital, Rapid City, South Dakota

JOHN R. HOWARD, 58                                                              1977
 President, Industrial Products, Inc. (an industrial parts distributor),
 Rapid City, South Dakota

DAVID C. EBERTZ, 53                                                             1998
 President, Barlow Agency, Inc. (an insurance agency), Gillette, Wyoming

           DIRECTORS WHOSE TERMS EXPIRE AT 2001 ANNUAL MEETING -- CLASS III

                    NAME, AGE, PRINCIPAL OCCUPATION FOR                       DIRECTOR
                  LAST FIVE YEARS AND OTHER DIRECTORSHIPS                       SINCE
----------------------------------------------------------------------------  ---------
ADIL M. AMEER, 46                                                               1997
 President and Chief Executive Officer, Rapid City Regional Hospital, Rapid
 City, South Dakota

EVERETT E. HOYT, 59                                                             1991
 President and Chief Operating Officer of Black Hills Power and Light
 Company

THOMAS J. ZELLER, 51                                                            1997
 President, RE/SPEC Inc. (a technical consulting and services firm) since
 December 1994; Vice President-Finance and Treasurer, RE/SPEC Inc. 1982
 to 1994

SECURITY OWNERSHIP OF MANAGEMENT

    As of February 28, 1999, the following table sets forth the beneficial ownership of Common Stock of the Company for each Director, each Executive Officer named in the Summary Compensation table herein, and all Directors and Executive Officers of the Company as a group. Beneficial ownership includes shares a Director or Executive Officer has the power to vote or transfer, and stock options that are exercisable currently or within 60 days.

    The Common Stock interest of each named person and all Directors and Executive Officers as a group represents less than one percent of the aggregate amount of Common Stock issued and outstanding. Except as indicated by footnote below, the beneficial owner possesses sole voting and investment powers with respect to the shares shown.

                                                                                 DIRECTORS
                                                   SHARES         OPTIONS       COMMON STOCK
                                                 BENEFICIALLY   EXERCISABLE     EQUIVALENTS
NAME OF BENEFICIAL OWNER                            OWNED     WITHIN 60 DAYS        (1)          TOTAL
-----------------------------------------------  -----------  ---------------  --------------  ---------
Adil M. Ameer..................................         715(2)                          346        1,061
Glenn C. Barber................................       7,630                           5,363       12,993
Bruce B. Brundage..............................       5,422(3)                        5,363       10,785
David C. Ebertz................................         499                              97          596
Gary R. Fish...................................       6,051(4)       13,000                       19,051
John R. Howard.................................      16,864                           4,220       21,084
Everett E. Hoyt................................       9,106         11,000                        20,106
Kay S. Jorgensen...............................       1,964                           1,359        3,323
Daniel P. Landguth.............................      13,767         26,400                        40,167
James M. Mattern...............................       4,136         11,000                        15,136
Thomas M. Ohlmacher............................       2,902         11,000                        13,902
Thomas J. Zeller...............................         790(5)                          346        1,136
All Directors and executive officers as
 a group.......................................      81,772         98,450           17,094      197,316

------------------------

(1) Includes Common Stock allocated to the Directors' accounts in the Directors' Stock Based Compensation Plan of which the Trustee has sole voting and investment authority.

(2) Includes 150 shares owned jointly with Mr. Ameer's spouse as to which he shares voting and investment authority.

(3) Includes 5,400 shares owned by Brundage & Co. Pension Plan and Trust of which Mr. Brundage is the Trustee with sole voting and investment authority.

(4) Includes 4,173 shares owned jointly with Mr. Fish's spouse to which he shares voting and investment authority.

(5) Includes 225 shares owned jointly with Mr. Zeller's spouse as to which he shares voting and investment authority.

    Based solely upon a review of Company records and copies of reports on Form 3, 4 and 5 furnished to the Company, the Company believes that during 1998 all persons subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, filed the required reports on a timely basis.

THE BOARD AND COMMITTEES

    The Executive Committee is comprised of Adil M. Ameer, Glenn C. Barber, John
R. Howard, Daniel P. Landguth, and Thomas J. Zeller with Mr. Landguth serving as Chairperson. The Committee exercises the authority of the Board of Directors in the interval between meetings of the Board, recommends to the Board of Directors persons to be elected as officers, and recommends persons to be appointed to Board Committees. The Executive Committee held three meetings during 1998.

    The Compensation Committee is comprised of Adil M. Ameer, Glenn C. Barber, Bruce B. Brundage, David C. Ebertz, John R. Howard, Kay S. Jorgensen, and Thomas
J. Zeller with Mr. Zeller serving as Chairperson. The Committee performs functions required by the Board of Directors in the administration of all federal and state statutes relating to employment and compensation, recommends to the Board of Directors compensation for officers, and considers and approves the Company's compensation program including benefits, stock option plans and stock ownership plans. The Compensation Committee held three meetings in 1998.

    The Audit Committee is comprised of Adil M. Ameer, David C. Ebertz, John R. Howard, and Kay S. Jorgensen, with Mr. Ameer serving as Chairperson. The Committee annually recommends to the Board of Directors an independent accounting firm to be appointed by the Board for ratification by the shareholders, reviews the scope and results of the annual audit including reports and recommendations of the firm, reviews the Company's internal audit function, and periodically confers with the internal audit group, management of the Company, and its independent accountants. The Audit Committee held two meetings in 1998.

    The Nominating Committee is comprised of Glenn C. Barber, Bruce B. Brundage, Kay S. Jorgensen, Daniel P. Landguth, and Thomas J. Zeller with Mr. Brundage serving as Chairperson. The Committee recommends to the Board of Directors persons to be nominated as Directors or to be elected to fill vacancies on the Board. The Bylaws require that an Outside Director serve as Chairperson of the Committee. The Nominating Committee held two meetings in 1998.

    Pursuant to the Company's Bylaws, nominations from shareholders for Board membership will be considered by the Nominating Committee. Shareholders who wish to submit names for future consideration for Board membership should do so in writing prior to November 22, 1999, addressed to Nominating Committee, c/o Corporate Secretary, Black Hills Corporation, P.O. Box 1400, Rapid City, South Dakota 57709.

    Members of the Committees referred to herein are designated by the Board of Directors upon recommendation of the Executive Committee each year at a meeting held following the Annual Meeting of Shareholders.

    The Board of Directors held sixteen meetings during 1998. Each Director attended no less than 80 percent of the aggregate of the total number of Board meetings and Committee meetings on which the Director served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is solely comprised of the following Outside Directors, Adil M. Ameer, Glenn C. Barber, Bruce B. Brundage, David C. Ebertz, John R. Howard, Kay S. Jorgensen, and Thomas J. Zeller.

    Mr. Ameer is a Director of Black Hills Corporation and serves as a member of its Compensation Committee. Mr. Landguth, Chairman, President and Chief Executive Officer of the Company, is also a director of Rapid City Regional Hospital, a non-profit organization of which Mr. Ameer is President and Chief Executive Officer. Mr. Landguth is serving a six year term on the Rapid City Regional Hospital Board of which one year is remaining. Mr. Ameer and Mr. Landguth do not participate in any compensation decisions involving each other.

DIRECTORS' FEES

    Directors who are not officers of the Company receive an annual fee of $12,000 plus a fee of $600 for each board meeting and committee meeting attended providing such committee meetings are substantive in nature and content.

    In addition, each Outside Director receives Common Stock Equivalents equal to $3,500 per year divided by the market price of the Company's Common Stock. The Common Stock Equivalents are payable in stock or cash at retirement or can be deferred at the election of the Director.

    The Board of Directors are required to beneficially own 100 shares of Common Stock when they are initially elected a Director and to apply at least 50 percent of his or her retainer toward the purchase of additional shares until the Director has accumulated at least 2,000 shares of Common Stock.

EXECUTIVE COMPENSATION

    COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board on executive compensation. The components of the Company's executive compensation program consists of a base salary, short-term incentive compensation and long-term incentive compensation in the form of stock options. The mix of base salary, short-term incentive bonus and stock options reflects the Company's goals of attracting and retaining highly qualified and motivated managers, recognizing and rewarding outstanding performance, fostering a cohesive management team, and having a portion of compensation contingent upon the performance of the Company and linked to the mutual interest of the Company's shareholders.

    The Committee makes annual recommendations to the Board concerning the base salary and short-term incentive bonus for the Chief Executive Officer and each of the other executive officers of the Company. Recognizing a market based compensation structure, the Committee strives to ensure that competitive salary ranges and base salaries are being maintained. The Committee also grants stock options to key employees and determines the amount, terms and conditions of each of the awards.

    The Committee retains the services of the internationally known firm, Hewitt Associates, to review and evaluate the Company's compensation program as compared with companies within its own industry including data from the Edison Electric Institute, the trade association of investor-owned electric utilities, and with companies of comparable size and capitalization.

    The Company's position is to establish a market salary level for each salary range that is at or near the median (50th percentile) of the range of salaries of comparable companies surveyed. A performance matrix system is used in determining the percentage of salary increase taking into account the performance rating for the individual officer and the relationship of the officer's current salary to market. An outstanding performance rating is given when there is extraordinary and exceptional accomplishment, results are far in excess of requirements, and demanding objectives are attained. A superior performance rating indicates results are well above the expected level and the individual was successful in accomplishing challenging objectives. Competent performance ratings are given when all position requirements are met, the individual consistently performs the job in a satisfactory manner, and realistic objectives are obtained.

    In April 1998, the Compensation Committee granted the Chief Executive Officer a superior rating for meeting the goals and objectives of the strategic plan which include a target return on equity, earnings growth and common stock performance. Consolidated earnings per share increased 7 percent in 1997 to $1.49 compared to $1.40 in 1996. The Company's 1997 consolidated return on equity was 15.8 percent, dividends increased 5.6 percent (2.5 times the utility industry average) and total shareholder return was 31 percent. The Compensation Committee approved a 4.2 percent base salary increase in the amount of $9,300 for the Chief Executive Officer. The increase to the base salary brought the Chief Executive Officer's base salary to market as determined by wage surveys.

    The Company currently maintains a variety of employee benefit plans and programs in which its executive officers may participate, including the short-term annual incentive compensation program, the retirement savings (401k) plan, the pension plan, and the Pension Equalization Plan. With the exception of the Short-Term Annual Incentive Plan and the Pension Equalization Plan (PEP), these benefit plans and programs are generally available to all employees within the Company.

    The Short-Term Annual Incentive Compensation Program was designed to recognize and reward the contribution that group performance makes to corporate success. Only Executive Officers are eligible to participate in the Plan at this time. The program has a corporate goal that is based upon the percentage of consolidated earnings per share which exceeds targeted amounts. Target award levels are a percentage of each Executive Officers base salary. The percentage for the Chief Executive Officer was 35 percent and for the other Executive Officers ranged from 20 percent to 25 percent. Individual awards may be greater or lesser than target amounts based upon an assessment of individual performance. Awards can range from 0 percent to 150 percent of the target amount. As a result of strong 1998 actual earnings (excluding the noncash special charge related to abnormally low oil prices) and the furtherance of the Company's corporate goals, cash awards were made to all nine executive officers in the aggregate amount of $153,654. The awards ranged from 11 percent of base salary to 20 percent of base salary. The Chief Executive Officer received $47,683 or 20 percent of his base salary for the year 1998. The Executive Officers are required to purchase Common Stock of the Company with 50 percent of the Short-Term Annual Incentive Bonus.

    It is the objective of the Company to pay its executives a fair salary, based on the comparable pay of similar types of companies in relation to achieving corporate, business unit, and individual performance objectives.

                             COMPENSATION COMMITTEE

Thomas J. Zeller,
Chairperson                   Adil M. Ameer    Glenn C. Barber
Bruce B. Brundage             David C. Ebertz  John R. Howard
Kay S. Jorgensen

    The following table is furnished for the fiscal year ended December 31, 1998, with respect to the Chief Executive Officer of the Company and the four other most highly compensated executive officers for 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                                                                   COMPENSATION
                                                                                                -------------------
                                                                         ANNUAL COMPENSATION        SECURITIES
                                                                        ----------------------  UNDERLYING OPTIONS
NAME AND PRINCIPAL POSITION                                    YEAR       SALARY     BONUS (1)      GRANTED (2)
-----------------------------------------------------------  ---------  -----------  ---------  -------------------
Daniel P. Landguth.........................................       1998  $   237,550  $  47,683          18,000
  Chairman, President, and Chief Executive                        1997      222,675     26,399          18,000
  Officer of the Company and subsidiaries                         1996      208,127     17,320          21,600

Everett E. Hoyt............................................       1998  $   158,100  $  18,135           7,500
  President and Chief Operating Officer of                        1997      147,600     15,930           7,500
  Black Hills Power and Light Company                             1996      137,540     11,705           9,000

Gary R. Fish...............................................       1998  $   123,350  $  18,154          10,500
  Vice President -- Development of                                1997      105,012     12,349          10,500
  the Company and subsidiaries                                    1996       86,871      7,253           9,000

Thomas M. Ohlmacher........................................       1998  $   112,350  $  12,825           7,500
  Vice President -- Power Supply                                  1997      101,452     11,997           7,500
  of the Company and Black Hills                                  1996       89,561      7,614           9,000
  Generation, Inc. (a subsidiary)

James M. Mattern...........................................       1998  $   104,350  $  11,970           7,500
  Vice President -- Administration                                1997       93,001     10,987           7,500
  of the Company and subsidiaries                                 1996       80,967      6,882           9,000

------------------------

(1) Bonus amounts include amounts earned under the Short-Term Annual Incentive Plan in 1998 and the Results Compensation Program and the Executive Gainshare Program in 1997 and 1996, cash bonus programs for Company employees based on the attainment of predetermined profitability measures.

(2) Reflects the 3-for-2 stock split on March 10, 1998.

            BLACK HILLS CORPORATION STOCK OPTION GRANTS IN 1998 (1)

                                                   NUMBER OF       PERCENT OF
                                                  SECURITIES      TOTAL OPTIONS                          GRANT DATE
                                                  UNDERLYING       GRANTED TO     EXERCISE   EXPIRATION    PRESENT
NAME                                            OPTIONS GRANTED     EMPLOYEES       PRICE       DATE      VALUE (2)
----------------------------------------------  ---------------  ---------------  ---------  ----------  -----------
Daniel P. Landguth............................        18,000             15.9%    $   22.00    04/21/08   $   6,840
Everett E. Hoyt...............................         7,500              6.6%    $   22.00    04/21/08   $   2,850
Gary R. Fish..................................        10,500              9.3%    $   22.00    04/21/08   $   3,990
Thomas M. Ohlmacher...........................         7,500              6.6%    $   22.00    04/21/08   $   2,850
James M. Mattern..............................         7,500              6.6%    $   22.00    04/21/08   $   2,850

------------------------

(1) Options vest annually in installments of 33 percent per year beginning on the first anniversary of the date of grant. All options become fully vested if a change in control occurs.

(2) The Black-Scholes option pricing model was used in determining the present value of the options granted. The assumptions utilized in the Black-Scholes model are as follows: 16.81 percent for expected volatility; 4.7 percent for risk free rate of return; 4.6 percent for dividend yield and 10 years for the time of exercise.

         STOCK OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES (1)

                                   NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                               UNDERLYING UNEXERCISED OPTION           IN-THE-MONEY
                                        AT 12/31/98                 OPTIONS AT 12/31/98
NAME                           EXERCISABLE/UNEXERCISABLE (2)   EXERCISABLE/UNEXERCISABLE (3)
-----------------------------  -----------------------------  -------------------------------
Daniel P. Landguth...........        26,400/31,200                      $181,800/$232,650
Everett E. Hoyt..............        11,000/13,000                       $75,750/$96,937
Gary R. Fish.................        13,000/17,000                       $82,750/$124,062
Thomas M. Ohlmacher..........        11,000/13,000                       $75,750/$96,937
James M. Mattern.............        11,000/13,000                       $75,750/$96,937

------------------------

(1) No options were exercised by the above named individuals in 1998.

(2) The number of options have been adjusted to reflect the 3-for-2 stock split on March 10, 1998.

(3) Value of unexercisable options is the market value of the shares at year end
    minus the exercise   price.

RETIREMENT PLANS

    The Company has a defined benefit retirement plan (Pension Plan) for its employees. The Pension Plan provides benefits at retirement based on length of employment service and average monthly pay in the five consecutive calendar years of highest earnings out of the last ten years. Employees do not contribute to the Pension Plan. The amount of annual contribution by the employers to the Pension Plan is based on an actuarial determination. Accrued benefits become 100 percent vested after an employee completes five years of service.

    The Company also has a Pension Equalization Plan (the PEP), a nonqualified (benefits are not tax deductible until paid) supplemental plan, which is designed to provide the higher paid executive employee a retirement benefit which, when added to social security benefits and the pension to be received from the Pension Plan, will approximate retirement benefits being paid by other employers to its employees with like executive positions. The employee's pension from the qualified pension plan is limited under the current law to not exceed $130,000 annually and the compensation taken into account in determining contributions and benefits cannot exceed $160,000. The amounts of deferred compensation paid under nonqualified plans such as the PEP are not subject to the limits. A participant under the PEP does not qualify for benefits until the benefits become vested under a vesting schedule--20 percent after three years of employment under the plan increasing up to 100 percent vesting after eight years of employment under the plan. No credit for past service is granted under the PEP. The annual benefit is 25 percent of the employee's average earnings (if salary was less than two times the Social Security Wage Base) or 30 percent (if salary was more than two times the Social Security Wage Base) times the vesting percentage. Average earnings are normally an employee's average earnings for the five highest consecutive full years of employment during the ten full years of employment immediately preceding the year of calculation. The annual PEP benefit is paid on a monthly basis for 15 years to each participating employee and if deceased to the employee's designated beneficiary or estate, commencing at the earliest of death or when the employee is both retired and 62 years of age or more.

    In the event that at the time of a Participant's retirement from the Company the Participant's salary level exceeds the qualified pension plan annual compensation limitation of $160,000, then the Participant shall receive an additional benefit which is measured by the difference between the monthly benefit which would have been provided to the participant under the Company's Pension Plan as if there were no annual compensation limitation and the monthly benefit to be provided to the Participant under the Pension Plan.

    Participants in the PEP are designated by the Board of Directors upon recommendation of the Chief Executive Officer. Selection is based on key employees as determined by management and consideration of performance rather than salary based only. The minimum salary component applied in the selection process is the maximum annual Social Security taxable wage base which is presently at $72,600.

RETIREMENT BENEFITS

    The following table illustrates estimated annual benefits payable under the Pension Plan and the PEP to employees who retire at the normal retirement date.

                                                       YEARS OF SERVICE
                                     -----------------------------------------------------
ANNUAL PAY                           15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
-----------------------------------  ---------  ---------  ---------  ---------  ---------
$110,000...........................  $  52,032  $  60,210  $  68,387  $  76,565  $  84,742
 125,000...........................     59,382     68,760     78,137     87,515     96,892
 150,000...........................     79,132     90,510    101,887    113,265    124,642
 175,000...........................     92,632    106,010    119,387    132,765    146,142
 200,000...........................    106,132    121,510    136,887    152,265    167,642
 225,000...........................    119,632    137,010    154,387    171,765    189,142
 250,000...........................    133,132    152,510    171,887    191,265    210,642

    The years of credited service under the Pension Plan for the executive officers shown in the preceding summary compensation table are as follows:
Daniel P. Landguth, 29 years; Everett E. Hoyt, 24 years; Gary R. Fish, 12 years; James M. Mattern, 11 years; Thomas M. Ohlmacher, 23 years. Mr. Hoyt's benefits will be reduced for service from prior employment.

    The benefits in the foregoing table were calculated as a straight life annuity. Amounts shown are exclusive of Social Security benefits and include benefits from both the Pension Plan and from the PEP assuming a 100 percent vested interest in the PEP.

EMPLOYEES' STOCK PURCHASE PLAN

    Employees of the Company and its subsidiaries are eligible to participate in the Employees' Stock Purchase Plan, as approved by the shareholders at the 1987 Annual Meeting under which offerings of the Company's Common Stock, at the discretion of the Board, are made to employees at a price equal to 90 percent of the closing sale price on the New York Stock Exchange on the date of the offering. Employees may purchase up to 400 shares per offering. An offering was extended to employees in 1998 at a price of $21.66 per share. Shares are held in nominee name until subscriptions are paid for in full.

RETIREMENT SAVINGS PLAN

    The Company has a Retirement Savings Plan under Section 401(k) of the Internal Revenue Code of 1954, as amended, which permits employees of the Company and its subsidiaries, including officers, to elect to invest up to 20 percent of their eligible earnings on a pre-tax basis into an investment fund subject to limitations imposed by the Internal Revenue Code. The Company makes no contributions to the Plan.

    Distribution from the fund will be made to employees at termination of employment, retirement, death, or in case of hardship. No amounts were paid or distributed pursuant to the Retirement Savings Plan to the individuals named herein nor to the officers as a group.

SEVERANCE AGREEMENTS

    The Company has entered into change of control severance agreements ("Severance Agreements") with each of its Executive Officers ("Executive") and certain key employees. The Severance

Agreements provide for certain payments and other benefits to be payable upon a Change in Control and a subsequent termination of employment, either involuntary or for a Good Reason.

    A Change in Control is defined as: (i) an acquisition of 30 percent or more of the Common Stock of the Company (except for certain defined acquisitions, such as acquisition by employee benefit plans, the Company itself, or any subsidiary); or (ii) members of the Incumbent Board at the time the agreements were executed cease to constitute at least two-thirds of the members of the Board, with an Incumbent Board being defined as those individuals consisting of the Board on the date the Agreement was executed and any other Directors elected subsequently whose election was approved by the Incumbent Board; or (iii) approval by the shareholders of the Company of a merger, consolidation, or reorganization; liquidation or dissolution; or agreement for sale or other disposition of all or substantially all of the assets of the Company (with exceptions for transactions which do not involve an effective change in control of voting securities or Board membership, and transfers to subsidiaries or sale of subsidiaries); and (iv) all regulatory approvals required to effect a Change in Control have been obtained.

    A Good Reason for termination which would trigger payment of benefits is defined to include (i) a change in the Executive's status, title, position or responsibilities, (ii) a reduction in the Executive's annual compensation or any failure to pay the Executive any compensation or benefits to which he or she is entitled within 7 days of the date due, (iii) any material breach by the Company of any provisions of the Severance Agreement, (iv) requiring the Executive to be based outside a 50-mile radius from Rapid City, South Dakota; or (v) failure of the Company to obtain an agreement from any successor company to assume and agree to perform the Severance Agreement. The Severance Agreement with the Chief Executive Officer ("CEO") also contains an optional Window Period, defined as a 30-day period of time beginning on the one-year anniversary after the Change in Control, during which time the CEO may terminate for any reason and receive the payments and benefits.

    Upon a Change in Control, the Executive will have an employment contract for a three-year period (but not beyond age 65), denominated the "Employment Term." During the Employment Term, the Executive shall receive annual compensation at least equal to the highest rate in effect at any time during the one-year period preceding the Change in Control and shall also receive employment welfare benefits, pension benefits, and supplemental retirement benefits on a basis no less favorable than those received prior to the Change in Control.

    If the Executive's employment with the Company is terminated during the Employment Term, involuntarily or for a Good Reason (or by the CEO for any reason during a Window Period), then the Executive is entitled to the following benefits: (i) severance pay equal to 2.99 times Executive's five-year average taxable compensation; provided that the foregoing payment is subject to proportionate reduction based upon when termination takes place during the Employment Term and based upon a ratio of Executive's Employment Term to 36 months; and (ii) continuation of employee welfare benefits for the remainder of the Employment Term (with an offset for similar benefits received) along with additional credited service under the Pension Equalization Plan and Pension Plan equal to the remainder of the Employment Term.

    The Severance Agreement contains a "cap" provision which reduces any amounts payable to an amount which would prevent any payments from being nondeductible under the Internal Revenue Code. The Severance Agreements provide for reimbursement of legal fees and expenses of the Executive incurred after the Change in Control by the Executive in seeking to obtain or enforce any benefits provided by the Severance Agreement. The Executive is not required to mitigate the amount of any payment or benefit by seeking other employment or otherwise, and the payments or benefits are not reduced whether or not the Executive obtains other employment and/or benefits (except for employee welfare benefits).

STOCK PERFORMANCE GRAPH

    The graph below compares the cumulative shareholder return on the Company's Common Shares for the last five fiscal years with the cumulative total return of the S&P 500 Index and the Edison Electric Institute Electric Index, (EEI Electric Index) over the same period (assuming the investment of $100 on December 31, 1993, and the reinvestment of all dividends).

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
AMONG BLACK HILLS CORPORATION, THE S&P 500 INDEX
AND THE EEI 100 INDEX OF INVESTOR-OWNED ELECTRICS INDEX
                                                                          BLACK HILLS                  EEI 100 INDEX OF INVESTOR-
                                                                          CORPORATION    S&P 500                  OWNED ELECTRICS
1994                                                                             $100       $101                              $88
1995                                                                             $123       $139                             $116
1996                                                                             $148       $171                             $117
1997                                                                             $195       $229                             $149
1998                                                                             $228       $294                             $170

                                                                            1994       1995       1996       1997       1998
                                                                          ---------  ---------  ---------  ---------  ---------
Black Hills Corporation.................................................  $     100  $     123  $     148  $     195  $     228
S&P 500.................................................................  $     101  $     139  $     171  $     229  $     294
EEI Electric............................................................  $      88  $     116  $     117  $     149  $     170

                                    ITEM II
                PROPOSAL TO APPROVE THE BLACK HILLS CORPORATION
                             1999 STOCK OPTION PLAN

BACKGROUND

    The Board of Directors adopted, subject to shareholder approval, the Black Hills Corporation 1999 Stock Option Plan (the "Plan"). Shareholders approved a similar Plan at the 1996 Annual Meeting of Shareholders. Key differences in the 1999 Plan are: the 1999 Plan authorizes an additional 700,000 shares of Common Stock to be issued under the Plan (less than 5 percent of the outstanding Common Stock when added to the unexercised options under the 1996 Plan); the 1999 Plan allows the shares to be issued to be authorized and unissued shares, treasury shares or shares purchased on the open market; and the 1999 Plan specifically prohibits the repricing of stock options. A full copy of the Plan is attached as Addendum A.

    The purpose of the Plan is to enable the Company to offer certain officers and other key employees of the Company and its subsidiaries options to acquire shares of Common Stock of the Company, thereby attracting, retaining and rewarding such employees and strengthening the mutuality of the interest between such employees and the Company's shareholders. In addition, the Board of Directors believes that the Plan will provide the participants therein with an incentive for excellence in individual performance and will promote teamwork among the participants.

DURATION

    The Plan shall commence on May 11, 1999, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time, until all shares subject to it shall have been purchased or acquired, but in no event shall any awards be granted on or after May 11, 1999.

SHARES AVAILABLE

    The Board of Directors has reserved an aggregate of 700,000 shares ("Shares") of the Company's authorized but unissued Common Stock for issuance under the Plan. All of the Shares may, but need not, be issued pursuant to the exercise of "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). If there is a lapse, expiration, termination or cancellation of any option prior to the issuance of Shares thereunder, those Shares may again be used for new awards under the Plan.

ADMINISTRATION

    The Plan provides for administration by a committee (the "Committee"), to be comprised of either the Compensation Committee of the Board or another committee designated by the Board. Initially, the Company's Compensation Committee, composed of all outside (nonemployee) Directors, will administer the Plan. Among the Committee's powers are the authority to interpret the Plan, establish rules and regulations for its operation, select officers and other key employees of the Company and its subsidiaries to receive awards, and consistent with the Plan determine the form, amount and other terms and conditions of each of the awards. The Committee also has the power to make adjustments in the terms and conditions of any of the awards in recognition of unusual or nonrecurring events whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential intended to be made available under the Plan.

ELIGIBILITY FOR PARTICIPATION

    Officers and other full-time employees of the Company or any of its subsidiaries, including subsidiaries of subsidiaries, are eligible to participate in the Plan. The selection of participants from eligible employees is within the discretion of the Committee. Members of the Board of Directors who are not employees of the Company and part-time employees of the Company are not eligible to participate under the Plan.

STOCK OPTIONS

    Under the Plan, the Committee is authorized to award two types of options,
(i) Incentive Stock Options ("ISO") and (ii) Nonqualified Stock Options ("NQSO"). The difference in these two types of options is explained in the following paragraph. The Option Price for every award issued for either an ISO or an NQSO shall be equal to 100 percent of the Fair Market Value (the closing price on the New York Stock Exchange) on the date the award is made, or the Committee may set a higher Option Price. No repricing of options is allowed under the Plan. Each such option shall expire at the time the Committee shall determine but in no event shall be exercisable later than the tenth anniversary date of its grant. Payment to exercise for any of said options shall be in cash, by cashless exercise, or, if permitted by the award, by tendering previously acquired shares having an aggregate Fair Market Value at the time of exercise to total the Option Price and which shares have been held by the participant for at least six months, or a combination of the foregoing. The Plan does not authorize the Company to make employees loans with which to exercise options.

FEDERAL TAX TREATMENT

    Under current law, the following are the United States federal income tax consequences generally arising with respect to awards under the Plan.

    A participant who is granted an ISO within the meaning of Section 422 of the Code does not recognize any taxable income at the time of the grant or at the time of exercise. Similarly, the Company is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the Shares acquired pursuant to an ISO before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the Shares shall be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

    A participant who is granted a NQSO will not have taxable income at the time of the grant but will have taxable income at the time of exercise equal to the difference between the exercise price of the Shares and the market value of the Shares on the date of exercise. The Company will be entitled to a tax deduction at that time for the same amount.

REGULATORY APPROVAL

    The Plan is subject to the approval of the South Dakota Public Utilities Commission and the Wyoming Public Service Commission. Until such approvals are received, the Committee will make no awards under the Plan.

VOTE REQUIRED

    An affirmative vote of the holders of the majority of all issued and outstanding shares of Common Stock is required to approve the Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THE ADOPTION OF THE FOLLOWING RESOLUTION:

        RESOLVED, THAT THE SHAREHOLDERS OF THE COMPANY DO HEREBY APPROVE THE BLACK HILLS CORPORATION 1999 STOCK OPTION PLAN.

    A vote FOR is a vote in favor of adopting the resolution and the Plan.

                                    ITEM III
                      APPOINTMENT OF INDEPENDENT AUDITORS

    The firm of Arthur Andersen LLP, independent public accountants, conducted the audit of the Company and its subsidiaries for 1998. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

    Audit services performed by Arthur Andersen LLP during 1998 included audits of the financial statements of the Company and its subsidiaries and analysis of interim financial information.

    The Board of Directors, on recommendation of the Audit Committee and subject to ratification by shareholders, has appointed Arthur Andersen LLP to perform an audit of the consolidated financial statements of the Company and its subsidiaries for the year 1999 and to render their opinion thereon.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
          THE APPOINTMENT OF ARTHUR ANDERSEN LLP TO SERVE AS
                 INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR 1999

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    Shareholder proposals intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Secretary of the Company in writing at its home offices at 625 Ninth Street, P.O. Box 1400, Rapid City, South Dakota 57709, prior to November 22, 1999. Any proposal submitted must be in compliance with Rule 14a-8 of Regulation 14A of the Securities and Exchange Commission.

                                    ITEM IV
                         TRANSACTION OF OTHER BUSINESS

    The Board of Directors does not intend to present any business for action by the shareholders at the meeting except the matters referred to in this Proxy Statement. If any other matters should be properly presented at the meeting, it is the intention of the persons named in the accompanying form of proxy to vote thereon in accordance with the recommendations of the Board of Directors.

    Please complete and sign the accompanying form of proxy whether or not you expect to be present at the meeting and promptly return it in the enclosed postage paid envelope.

                                        By Order of the Board of Directors
                                        ROXANN R. BASHAM
                                        VICE PRESIDENT -- FINANCE
                                        AND CORPORATE SECRETARY/TREASURER

Dated: March 22, 1999

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The information required by Item 13, Financial and Other Information, of Regulation 14-A is provided in the Company's Annual Report to Shareholders and Form 10-K for the year ended December 31, 1998, which is incorporated by reference into this Proxy Statement.

    The Company's 1998 Annual Report to Shareholders and Form 10-K is being mailed to Shareholders with this Proxy Statement.

                   PLEASE COMPLETE, SIGN AND RETURN PROMPTLY
                   THE ENCLOSED PROXY SO THAT YOUR STOCK MAY
                BE REPRESENTED AND VOTED AT THE ANNUAL MEETING.

                         BLACK HILLS CORPORATION

                       ANNUAL MEETING OF SHAREHOLDERS

                         TUESDAY, MAY 11, 1999
                         9:30 A.M., LOCAL TIME

                              JOURNEY MUSEUM
                           222 NEW YORK STREET
                           RAPID CITY, SD 57701

   BLACK HILLS CORPORATION
   PO BOX 1400, RAPID CITY, SD 57709                                     PROXY

-------------------------------------------------------------------------------


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 11, 1999.


The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

By signing the proxy, you revoke all prior proxies and appoint Daniel P. Landguth, Roxann Basham, and John K. Nooney, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.





                  SEE REVERSE FOR VOTING INSTRUCTIONS

HOW TO VOTE YOUR PROXY

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Black Hills Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-9397.




                        PLEASE DETACH HERE




      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.


1.   Election of          01 Glenn C. Barber    02 Bruce B. Brundage    / /  Vote FOR       / /  Vote WITHHELD
     Class I Directors:   03 Kay S. Jorgensen                                all nominees        from all nominees


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,  ------------------------------------
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.
TO CUMULATE VOTES SO INDICATE.)                                          ------------------------------------

2.   Approve the Black Hills Corporation 1999              / /  For      / / Against     / / Abstain
     Stock Option Plan.

3.   Ratify the appointment of Arthur Andersen LLP         / /  For      / / Against     / / Abstain
     to serve as the Company's independent
     auditors in 1999.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
                        ---

Address change? Mark Box   /  /      Dated:
Indicate changes below:                      --------------------------

                                 ------------------------------------------

                                 ------------------------------------------

                                 Signature(s) in Box
                                 (If there are co-owners both must sign)
                                 PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON PROXY. IF HELD IN JOINT TENANCY, ALL PERSONS MUST SIGN. TRUSTEES, ADMINISTRATORS, ETC., SHOULD INCLUDE TITLE AND AUTHORITY. CORPORATIONS SHOULD PROVIDE FULL NAME OR CORPORATION AND TITLE OF AUTHORIZED OFFICER SIGNING THE PROXY.

                                                                      ADDENDUM A

                          BLACK HILLS CORPORATION 1999
                               STOCK OPTION PLAN

ARTICLE 1.  ESTABLISHMENT, OBJECTIVES, DURATION

    1.1 ESTABLISHMENT OF PLAN. Black Hills Corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Black Hills Corporation 1999 Stock Option Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options and Incentive Stock Options.

    Subject to approval by the Company's shareholders, the Plan shall become effective as of May 11, 1999 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

    1.2 OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's objectives and which link the interests of Participants to those of the Company's shareholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

    The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

    1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 11 hereof, until all Shares subject to it shall have been purchased or acquired according the Plan's provisions. However, in no event may an Award be granted under the Plan on or after May 11, 2009.

ARTICLE 2.  DEFINITIONS

    Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

    2.1 "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options or Incentive Stock Options.

    2.2 "AWARD AGREEMENT" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

    2.3 "BENEFICIAL OWNER" OR "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

    2.4 "BOARD" OR "BOARD OF DIRECTORS" means the Board of Directors of the Company.

    2.5 "CHANGE IN CONTROL" of the Company shall be deemed to have occurred (as of a particular day, as specified by the Board) upon the occurrence of any event described in this Section 2.5 as constituting a Change in Control.

    (a) An acquisition (other than directly from the Company) of any Shares of the Company by any person immediately after which such Person has Beneficial Ownership of thirty percent (30%) or more of the Shares of the Company; provided, however, in determining whether a Change in Control has occurred, Shares which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by

(A) the Company; or (B) a Subsidiary; (ii) the Company or its Subsidiaries; or
(iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

    (b) The individuals who, as of the Effective Date hereof, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds ( 2/3) of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common shareholders, of any new director was approved by a vote of at least two-thirds ( 2/3) of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

    (c) Approval by shareholders of the Company of:

        (i) A merger, consolidation, or reorganization involving the Company, unless such merger, consolidation, or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation, or reorganization of the Company where:

           (A) the shareholders of the Company, immediately before such merger, consolidation, or reorganization, own directly or indirectly, immediately following such merger, consolidation, or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, or reorganization;

           (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, or reorganization constitute at least two-thirds ( 2/3) of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation; and

           (C) no Person other than (i) the Company; (ii) any Subsidiary; (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary; or (iv) any Person who, immediately prior to such merger, consolidation, or reorganization had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities), has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities.

        (ii) A complete liquidation or dissolution of the Company; or

       (iii) An agreement for the sale of other disposition of all or substantially all of the assets of the Company to any Person other than (x) a transfer to a Subsidiary; or (y) a sale or transfer of a Subsidiary by the Company except if such sale or transfer would be a sale or other disposition of all or substantially all of the assets of the Company.

    (d) Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock as a result of the acquisition of Shares by the Company which, by reducing the number of Shares then outstanding, increases the proportional number of shares beneficially owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares by the Company, and after such stock acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares which increases the percentage of the then outstanding Shares beneficially owned by the Subject Person, then a Change in Control shall occur; and (ii) a Change in Control shall not be deemed to occur unless and until all regulatory approvals required to effect a Change in Control of the Company have been obtained.

    2.6 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

    2.7 "COMMITTEE" means the Compensation Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.

    2.8 "COMPANY" means Black Hills Corporation, together with any and all Subsidiaries, and any successor thereto as provided in Article 14 herein.

    2.9 "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

    2.10 "DISABILITY" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan.

    2.11  "EFFECTIVE DATE" shall have the meaning ascribed to such term in
Section 1.1 hereof.

    2.12 "EMPLOYEE" means any full-time, active employee of the Company. Directors who are not employed by the Company shall not be considered Employees under this Plan.

    2.13 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

    2.14 "FAIR MARKET VALUE" shall be determined on the basis of the closing sale price on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

    2.15 "INCENTIVE STOCK OPTION" OR "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

    2.16 "INSIDER" shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

    2.17 "NONEMPLOYEE DIRECTOR" means an individual who is a member of the Board of Directors of the Company but who is not an Employee of the Company.

    2.18 "NONQUALIFIED STOCK OPTION" OR "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

    2.19 "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

    2.20 "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

    2.21 "PARTICIPANT" means an Employee who has outstanding an Award granted under the Plan. The term "Participant" shall not include Nonemployee Directors.

    2.22 "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

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    2.23  "RETIREMENT" shall have the meaning ascribed to such term in the
Company's tax-qualified defined benefit retirement plan.

    2.24  "SHARES" means the shares of Common Stock of the Company.

    2.25 "SUBSIDIARY" means any corporation or other Person of which a majority of its voting power or its voting equity securities ("Voting Securities") or equity interest is owned, directly or indirectly, by the Company.

ARTICLE 3.  ADMINISTRATION

    3.1 THE COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board, which Committee shall satisfy the "disinterested administration" rules of Rule 16b-3 under the Exchange Act, or any successor provision. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

    3.2 AUTHORITY OF THE COMMITTEE. Subject to the provisions herein, the Committee shall have full power to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Employees; establish, amend, or waive rules and regulations for the Plan's administration as they apply to Employees; and (subject to the provisions of Article 11 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan, as the Plan applies to Employees. As permitted by law, the Committee may delegate its authority as identified herein.

    3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4.  SHARES SUBJECT TO THE PLAN

    4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.3 herein, the number of Shares which may be issued on exercise of Options shall be 700,000. Such Shares may be authorized but unissued Shares, treasury Shares, Shares acquired on the open market specifically for distribution under this Plan, or any combination thereof, as the Committee may from time to time determine.

    4.2 LAPSED AWARDS. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason any Shares subject to such Award again shall be available for the grant of an Award under the Plan.

    4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section
368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under
Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

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ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

    5.1 ELIGIBILITY. Persons eligible to participate in this Plan include all Employees of the Company, including Employees who are members of the Board.

    5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6.  STOCK OPTIONS

    6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

    6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specific the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

    6.3 OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted or a higher amount. No repricing of Options by any method shall be allowed, including, without limitation, cancellation and reissuance.

    6.4 DURATION OF OPTIONS. Each Option granted to an Employee shall expire at such time as the Committee shall determine at the time of the grant; provided, however, that no Option shall be exercisable later than the tenth
(10th) anniversary date of its grant.

    6.5 EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

    6.6 PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

    The Option Price upon exercise of any Option shall be payable to the Company in full either (a) in cash or its equivalent; (b) if permitted in the governing Award Agreement, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price); or (c) if permitted in the governing Award Agreement, by a combination of (a) and (b).

    In addition, if permitted in the Award Agreement, the Participant may also be permitted to exercise Options pursuant to a "cashless exercise" procedure as permitted under the Federal Reserve Board's Regulation T, subject to securities law restrictions. In the event the Participant exercises pursuant to a "cashless exercise" procedure, any net gain on the "cashless exercise," after appropriate tax withholdings, shall be distributed to the Participant in the form of Shares.

    As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s). If either the purchase price or the Shares of Common Stock upon exercise of any Option or the tax withholding requirement is satisfied by tendering or withholding of Shares of Common Stock, only the number of Shares of

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Common Stock to be issued net of the Shares of Common Stock tendered or withheld shall be delivered.

    6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

    6.8 TERMINATION OF EMPLOYMENT. Each Participant's Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this
Article 6, and may reflect distinctions based on the reasons for termination of employment.

    6.9  NONTRANSFERABILITY OF OPTIONS.

    (A) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

    (B) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 7.  BENEFICIARY DESIGNATION

    Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she received any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 8.  DEFERRALS

    The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 9.  RIGHTS OF EMPLOYEES

    9.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

    9.2 PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

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
ARTICLE 10.  CHANGE IN CONTROL

    10.1 TREATMENT OF OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, any and all Options granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term.

    10.2 TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE-IN-CONTROL PROVISIONS. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 10 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards.

ARTICLE 11.  AMENDMENT, MODIFICATION, AND TERMINATION

    11.1 AMENDMENT, MODIFICATION, AND TERMINATION. Subject to Section 10.2 herein, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon.

    The Committee shall not have the authority to cancel outstanding Awards and issue substitute Awards in replacement thereof.

    11.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

    11.3 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

ARTICLE 12.  WITHHOLDING

    12.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

    12.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

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
ARTICLE 13.  INDEMNIFICATION

    Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 14.  SUCCESSORS

    All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

ARTICLE 15.  MISCELLANEOUS PROVISIONS

    15.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

    15.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

    15.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

    15.4 SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

    15.5 GOVERNING LAW. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of South Dakota.

    15.6 UNFUNDED STATUS OF THE PLAN. The Plan is intended to constitute an "unfunded" Plan. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, nothing contained herein shall give any rights that are greater than those of a general creditor of the Company.

    15.7 PURCHASE FOR INVESTMENT. The Committee may require each Participant purchasing or receiving Shares pursuant to an Option to represent to and agree with the Company in writing that such person is acquiring the Shares for investment and without a view to distribution or resale.

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